UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2024

 CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

 (615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On March 4, 2024, CoreCivic, Inc., a Maryland corporation (the “Company”) announced the offering, in an underwritten public offering, subject to market and other conditions, of up to $450 million aggregate principal amount of senior unsecured notes due 2029 (the “New Notes”). The New Notes are being offered pursuant to an automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on March 4, 2024, as amended (File No. 333-277631).
A copy of the press release announcing the intention of the Company to offer the New Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.
In addition, on March 4, 2024, the Company issued a separate press release announcing the commencement of a cash tender offer (the “Tender Offer”) by the Company to purchase any and all of its 8.25% senior notes due 2026 with $593.1 million aggregate principal amount outstanding (the “2026 Notes”). A copy of the press release announcing Tender Offer is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
This Form 8-K, including the Exhibits hereto, is neither an offer to sell nor a solicitation of an offer to buy any securities, including the New Notes or the 2026 Notes, nor shall it constitute a notice of redemption under the indenture governing the 2026 Notes, nor shall there be any offer, solicitation or sale of the New Notes, the 2026 Notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

This Form 8-K includes forward-looking statements regarding the Company’s intention to issue the New Notes, the Company’s expectation of the aggregate principal amount of New Notes to be sold and the Company’s intended use of the net proceeds from the issues of the New Notes, the Tender Offer, including its timing, expiration and settlement, and the planned redemption of the 2026 Notes that remain outstanding following the expiration of the Tender Offer. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024, as well as the risks identified in the preliminary prospectus supplement relating to the offering of the New Notes under the heading “Risk Factors.” Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
99.1	Press Release, dated March 4, 2024.
99.2	Press Release, dated March 4, 2024.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer